Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

240 Greenwich Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

Domtar Corporation

(Exact name of obligor as specified in its charter)

Delaware	20-5901152
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

234 Kingsley Park Drive Fort Mill, South Carolina	29715
(Address of principal executive offices)	(Zip code)

Associated Hygienic Products LLC

(Exact name of obligor as specified in its charter)

Delaware	58-1933227
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

8020 Arco Corporate Drive, Suite 200 Raleigh, North Carolina	27617
(Address of principal executive offices)	(Zip code)

Attends Healthcare Products, Inc.

(Exact name of obligor as specified in its charter)

Delaware	06-1640071
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

8020 Arco Corporate Drive, Suite 200 Raleigh, North Carolina	27617
(Address of principal executive offices)	(Zip code)

Domtar A.W. LLC

(Exact name of obligor as specified in its charter)

Delaware	52-2326681
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

100 Kingsley Park Drive Fort Mill, South Carolina	29715
(Address of principal executive offices)	(Zip code)

Domtar Paper Company, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-5915351
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

100 Kingsley Park Drive Fort Mill, South Carolina	29715
(Address of principal executive offices)	(Zip code)

EAM Corporation

(Exact name of obligor as specified in its charter)

Delaware	58-2418329
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2075 Sunset Blvd. Jesup, Georgia	31545
(Address of principal executive offices)	(Zip code)

E.B. Eddy Paper, Inc.

(Exact name of obligor as specified in its charter)

Delaware	38-2752673
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1700 Washington Avenue P.O. Box 5003 Port Huron, Michigan	48061
(Address of principal executive offices)	(Zip code)

Home Delivery Incontinent Supplies Co.

(Exact name of obligor as specified in its charter)

Missouri	43-1511171
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

9385 Dielman Industrial Drive Olivette, Missouri	63132
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

and Guarantees of Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229494).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of September, 2019.

THE BANK OF NEW YORK MELLON

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2019, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,814,000
Interest-bearing balances	84,689,000
Securities:
Held-to-maturity securities	34,540,000
Available-for-sale securities	83,638,000
Equity securities with readily determinable fair values not held for trading	41,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	47,936,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	23,952,000
LESS: Allowance for loan and lease losses	120,000
Loans and leases held for investment, net of allowance	23,832,000
Trading assets	3,898,000
Premises and fixed assets (including capitalized leases)	2,469,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,772,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,052,000
Other assets	15,465,000

Total assets	310,148,000

LIABILITIES
Deposits:
In domestic offices	140,976,000
Noninterest-bearing	53,754,000
Interest-bearing	87,222,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	117,370,000
Noninterest-bearing	5,915,000
Interest-bearing	111,455,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,311,000
Securities sold under agreements to repurchase	962,000
Trading liabilities	2,366,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	12,531,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	6,626,000

Total liabilities	284,142,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,080,000
Retained earnings	15,154,000
Accumulated other comprehensive income	-1,363,000
Other equity capital components	0
Total bank equity capital	26,006,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,006,000

Total liabilities and equity capital	310,148,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf Samuel C. Scott Joseph J. Echevarria	Directors